Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use, in this Registration Statement on Form S-1, of our report dated March 23, 2018 related to the financial statements of HyreCar, Inc. as of December 31, 2017 and 2016 and for the years then ended, which includes an explanatory paragraph regarding the substantial doubt about HyreCar, Inc.’s ability to continue as a going concern. We also consent to the reference to us in the “Experts” section of the Registration Statement.

Very truly yours,

/s/ dbbmckennon
Newport Beach, California
June 7, 2018